UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Paradigm Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30365	56-2047837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Alexander Drive, Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 425-3000

Item 5. Other Events.

On December 19, 2003, the Registrant issued a press release announcing the signing of a three-year research collaboration with Pioneer Hi-Bred International, Inc., a subsidiary of DuPont, included as Exhibit 99.1. Pursuant to the terms of this collaboration, Paradigm will receive $3.0 million per year in research funding for each of the next three years.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 19, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Genetics, Inc. (Registrant)

Date: December 19, 2003	/s/ Philip R. Alfano Philip R. Alfano Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Number
99.1	The Registrant’s Press Release dated December 19, 2003	5

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